                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AXA Financial, Inc. our reports dated February 1, 2000 relating to the financial statements and financial statement schedules, which appear on page F-1 and F-47, respectively, of AXA Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
August 24, 2000